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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



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                                   FORM 8-K

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                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported) JUNE 14, 1996 (MAY 31, 1996)



                             COLEMAN HOLDINGS INC.
           (Exact name of registrant as specified in its charter)



                  DELAWARE             33-67058            13-3722380
              (State or other        (Commission        (I.R.S. Employer
              jurisdiction of         File No.)        Identification No.)
               incorporation)



         1526 COLE BLVD., SUITE 300, GOLDEN, COLORADO         80401
           (Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code:      303-202-2400



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ITEM 5.   OTHER EVENTS

     On May 31, 1996, the Board of Directors of The Coleman Company, Inc. (the "Company"), an approximately 83% indirectly owned subsidiary of Coleman Holdings Inc., authorized a two-for-one stock split (the "Stock Split") to be effected in the form of a 100% stock dividend, at the rate of one additional share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for each share of Common Stock (including treasury shares, if any) held of record at the close of business on June 28, 1996 (such time and date being referred to as the "Record Date"). Certificates representing the new shares of Common Stock issued pursuant to the Stock Split will be distributed on or about July 15, 1996, to stockholders of record on the Record Date.

     The present par value ($0.01 per share) of the Company's Common Stock will not be changed in connection with the Stock Split. The increase in the aggregate par value of the outstanding shares of the Company's Common Stock resulting from the Stock Split will be reflected by a charge against the Company's additional paid-in capital account and a credit to the Company's Common Stock account in an amount equal to the aggregate par value of the shares of the Company's Common Stock issued in connection with the Stock Split. The Stock Split will not have any other effect on the amounts of the Company's stated capital, capital surplus or retained earnings account.




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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       COLEMAN HOLDINGS INC.
                                           (Registrant)




Date: June 14, 1996     By: /s/ George Mileusnic
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                            George Mileusnic
                            Executive Vice President and Chief Financial Officer




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